EXHIBIT 23.3




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Comverse Technology, Inc., of our report dated April 24, 1997 on our audit of the consolidated financial statements of Boston Technology, Inc. as of January 31, 1997 and for the year ended January 31, 1997, which is included in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 1999.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
April 22, 1999